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                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-6 (Registration No. 33-82570) of our reports dated February 11, 2000, February 12, 1999, and February 11, 1998 relating to the financial statements of MONY America Variable Account L - Strategist and MONYEquity Master, and our report dated February 10, 2000 relating to the financial statements of MONY Life Insurance Company of America, each of which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Statements" and "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
January 12, 2001